Exhibit 99.1
LENDINGTREE REPORTS SECOND QUARTER 2023 RESULTS

Strong Segment Margins and Expense Discipline Drive Upside, Revenue Growth Remains Challenged

•Consolidated revenue of $182.5 million
•GAAP net income of $(0.1) million or $(0.01) per diluted share
•Variable marketing margin of $76.5 million
•Adjusted EBITDA of $26.7 million
•Adjusted net income per share of $1.14

CHARLOTTE, NC - July 27, 2023 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended June 30, 2023.
The company has posted a letter to shareholders on the company's website at investors.lendingtree.com.
"The positive impact from our expense actions combined with very strong margins in the Insurance and the Consumer segments generated Adjusted EBITDA of $27M, better than expected, and improved our Adjusted EBITDA margin to 15%. Customer demand for new loans and insurance continues to outpace the appetite for new customers at our partners. We believe this imbalance will prove temporary, and are encouraged by signals the Fed is nearing the end of its tightening campaign as the pace of inflation has slowed considerably," said Doug Lebda, Chairman and CEO. "Consolidating operations completely under Scott Peyree, our team is currently focused on generating incremental revenue despite multiple headwinds and identifying additional expense savings. As we begin our planning for next year we are focused on driving improved financial results, which will allow us to address our future liabilities in an efficient manner."
Scott Peyree, our COO and President of Marketplace Businesses, commented, "I am excited about the opportunities we have in front of us across the company. I have spent the last week getting up to speed with the Consumer and Home teams, as well as our marketing and sales organization. We are focusing on improving revenue and conversion across the segments, and I am confident we are well positioned to benefit from a positive inflection in demand from our lending partners as macroeconomic challenges subside."
Trent Ziegler, CFO, added, "Despite the decrease in revenue we have experienced due to the current economic cycle, we were able to earn attractive margins due to our ongoing focus on running the business as efficiently as possible. Our solid financial position allows us to continue investing in a targeted set of growth areas to improve the consumer experience. These actions will allow us to generate significant operating leverage when the revenue environment improves."

Second Quarter 2023 Business Highlights
•Home segment revenue of $41.6 million decreased 44% over second quarter 2022 and produced segment profit of $13.3 million, down 50% over the same period.
◦Within Home, revenue from Home Equity of $25.3 million decreased 11% over prior year.
•Consumer segment revenue of $82.5 million declined 22% over second quarter 2022.
◦Within Consumer, personal loans revenue of $28.1 million declined 33% over prior year.

◦Revenue from our small business offering decreased 23% over prior year.
◦Credit card revenue of $21.1 million was down 23% over prior year.
•Insurance segment revenue of $58.4 million decreased 29% over second quarter 2022 and translated into segment profit of $24.8 million, up 10% over the same period.
•Through June 30, 2023, 26.9 million consumers have signed up for MyLendingTree.

LendingTree Summary Financial Metrics
(In millions, except per share amounts)

	Three Months Ended June 30,		Y/Y	Three Months Ended March 31,	Q/Q
	2023	2022	% Change	2023	% Change

Total revenue	$182.5	$261.9	(30)%	$200.5	(9)%

Income (loss) before income taxes	$0.1	$(10.4)	101%	$13.9	(99)%
Income tax (expense) benefit	$(0.2)	$2.4	(108)%	$(0.4)	(50)%
Net (loss) income	$(0.1)	$(8.0)	99%	$13.5	(101)%
Net (loss) income % of revenue	—%	(3)%		7%

(Loss) income per share
Basic	$(0.01)	$(0.63)		$1.05
Diluted	$(0.01)	$(0.63)		$1.04

Variable marketing margin
Total revenue	$182.5	$261.9	(30)%	$200.5	(9)%
Variable marketing expense (1) (2)	$(106.0)	$(171.1)	(38)%	$(124.4)	(15)%
Variable marketing margin (2)	$76.5	$90.8	(16)%	$76.1	1%
Variable marketing margin % of revenue (2)	42%	35%		38%

Adjusted EBITDA (2)	$26.7	$28.6	(7)%	$14.5	84%
Adjusted EBITDA % of revenue (2)	15%	11%		7%

Adjusted net income (2)	$14.7	$7.6	93%	$3.2	359%

Adjusted net income per share (2)	$1.14	$0.58	97%	$0.25	356%

(1)	Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Excludes overhead, fixed costs and personnel-related expenses.
(2)	Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

LendingTree Segment Results
(In millions)

	Three Months Ended June 30,		Y/Y	Three Months Ended March 31,	Q/Q
	2023	2022	% Change	2023	% Change
Home (1)
Revenue	$41.6	$73.9	(44)%	$43.7	(5)%
Segment profit	$13.3	$26.7	(50)%	$15.1	(12)%
Segment profit % of revenue	32%	36%		35%

Consumer (2)
Revenue	$82.5	$106.1	(22)%	$79.7	4%
Segment profit	$40.7	$44.6	(9)%	$34.9	17%
Segment profit % of revenue	49%	42%		44%

Insurance (3)
Revenue	$58.4	$81.8	(29)%	$77.1	(24)%
Segment profit	$24.8	$22.6	10%	$30.2	(18)%
Segment profit % of revenue	42%	28%		39%

Other (4)
Revenue	$—	$0.1	(100)%	$—	—%
(Loss)	$(0.3)	$(0.1)	(200)%	$(0.2)	(50)%

Total revenue	$182.5	$261.9	(30)%	$200.5	(9)%

Total segment profit	$78.5	$93.8	(16)%	$80.0	(2)%
Brand marketing expense (5)	$(2.0)	$(3.0)	(33)%	$(3.9)	(49)%
Variable marketing margin	$76.5	$90.8	(16)%	$76.1	1%
Variable marketing margin % of revenue	42%	35%		38%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, and home equity loans. We ceased offering reverse mortgage loans in Q4 2022.
(2)	The Consumer segment includes the following products: credit cards, personal loans, small business loans, student loans, auto loans, deposit accounts, and other credit products such as credit repair and debt settlement.
(3)	The Insurance segment consists of insurance quote products and sales of insurance policies.
(4)	The Other category primarily includes marketing revenue and related expenses not allocated to a specific segment.
(5)	Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Financial Outlook*

Today we are updating our full-year 2023 outlook and introducing our our outlook for Q3.

Full-year 2023:
▪Revenue of $680 - $700 million compared to the prior range of $760 - $800 million
▪Variable Marketing Margin of $275 - $290 million vs prior range of $290 - $310 million
▪Adjusted EBITDA of $70 - $80 million vs prior range of $80 - $90 million
Third-quarter 2023:
▪Revenue: $155 - $170 million
▪Variable Marketing Margin: $65 - $75 million
▪Adjusted EBITDA: $17 - $22 million

*LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters and tax considerations. Expenses associated with legal matters and tax considerations have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call

A conference call to discuss LendingTree's second quarter 2023 financial results will be webcast live today, July 27, 2023 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at investors.lendingtree.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense, the most directly comparable GAAP measure, to variable marketing expense. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
	(in thousands)
Selling and marketing expense	$116,065	$137,111	$184,537
Non-variable selling and marketing expense (1)	(10,107)	(12,712)	(13,385)
Variable marketing expense	$105,958	$124,399	$171,152

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net (loss) income, the most directly comparable table GAAP measure, to variable marketing margin and net (loss) income % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
	(in thousands, except percentages)
Net (loss) income	$(115)	$13,457	$(8,038)
Net (loss) income % of revenue	—%	7%	(3)%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	9,302	13,760	14,574
Non-variable selling and marketing expense (1)	10,107	12,712	13,385
General and administrative expense	29,160	36,683	40,291
Product development	10,601	14,655	14,318
Depreciation	4,684	4,795	4,896
Amortization of intangibles	1,982	2,049	7,075
Restructuring and severance	3,558	4,454	135
Litigation settlements and contingencies	488	12	(7)
Interest expense (income), net	6,940	(25,029)	6,765
Other income	(439)	(1,834)	(284)
Income tax expense (benefit)	227	395	(2,339)
Variable marketing margin	$76,495	$76,109	$90,771
Variable marketing margin % of revenue	42%	38%	35%

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net (loss) income, the most directly comparable table GAAP measure, to adjusted EBITDA and net (loss) income % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
	(in thousands, except percentages)
Net (loss) income	$(115)	$13,457	$(8,038)
Net (loss) income % of revenue	—%	7%	(3)%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	1,982	2,049	7,075
Depreciation	4,684	4,795	4,896
Restructuring and severance	3,558	4,454	135
Loss on impairments and disposal of assets	140	5,027	2,996
Loss on impairment of investments	1,440	—	—
Non-cash compensation	9,204	11,203	17,335
Acquisition expense	4	(9)	58
Litigation settlements and contingencies	488	12	(7)
Interest expense (income), net	6,940	(25,029)	6,765
Dividend income	(1,879)	(1,834)	(282)
Income tax expense (benefit)	227	395	(2,339)
Adjusted EBITDA	$26,673	$14,520	$28,594
Adjusted EBITDA % of revenue	15%	7%	11%

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net (loss) income, the most directly comparable table GAAP measure, to adjusted net income and net (loss) income per diluted share to adjusted net income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
	(in thousands, except per share amounts)
Net (loss) income	$(115)	$13,457	$(8,038)
Adjustments to reconcile to adjusted net income:
Restructuring and severance	3,558	4,454	135
Loss on impairments and disposal of assets	140	5,027	2,996
Loss on impairment of investments	1,440	—	—
Non-cash compensation	9,204	11,203	17,335
Acquisition expense	4	(9)	58
Litigation settlements and contingencies	488	12	(7)
Gain on extinguishment of debt	—	(30,897)	—
Income tax expense (benefit) from adjusted items	—	—	(5,364)
Excess tax expense from stock-based compensation	—	—	438
Adjusted net income	$14,719	$3,247	$7,553

Net (loss) income per diluted share	$(0.01)	$1.04	$(0.63)
Adjustments to reconcile net (loss) income to adjusted net income	1.15	(0.79)	1.22
Adjustments to reconcile effect of dilutive securities	—	—	(0.01)
Adjusted net income per share	$1.14	$0.25	$0.58

Adjusted weighted average diluted shares outstanding	12,928	12,935	12,936
Effect of dilutive securities	13	—	213
Weighted average diluted shares outstanding	12,915	12,935	12,723
Effect of dilutive securities	—	89	—
Weighted average basic shares outstanding	12,915	12,846	12,723

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•Variable marketing expense
•Variable marketing margin
•Variable marketing margin % of revenue
•Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")
•Adjusted EBITDA % of revenue
•Adjusted net income
•Adjusted net income per share

Variable marketing expense, variable marketing margin and variable marketing margin % of revenue are related measures of the effectiveness of the Company's marketing efforts. Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing expense. Variable marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing, and related expenses, and excludes overhead, fixed costs, and personnel related expenses. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated in most years.

Adjusted net income and adjusted net income per share supplement GAAP net income and GAAP net income per diluted share by enabling investors to make period to period comparisons of those components of the most directly comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, gain/loss on investments, restructuring and severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, gain/loss on extinguishment of debt, contributions to the LendingTree Foundation, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments, any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09, and income tax (benefit) expense from a full valuation allowance. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income and GAAP net income per diluted share.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the Company's consolidated statements of operations and consolidated income.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) contributions to the LendingTree Foundation (9) dividend income, and (10) one-time items.

Adjusted net income is defined as net (loss) income from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) gain/loss on extinguishment of debt, (9) contributions to the LendingTree Foundation, (10) one-time items, (11) the effects to income taxes of the aforementioned adjustments, (12) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09, and (13) income tax (benefit) expense from a full valuation allowance.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share if their inclusion would be dilutive.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates and inflation; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network partners, including dependence on certain key network partners; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; effects of changing laws, rules or regulations on our business model; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network partners or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on national and regional economies and economic activity; the pace of the ongoing recovery from the COVID-19 pandemic subside; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2022, in our Quarterly Report on Form 10-Q for the period ended March 31, 2023, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree, Inc. is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company").

LendingTree is one of the nation's largest, most experienced online financial platforms, created to give consumers the power to win financially. LendingTree provides customers with access to the best offers on loans, credit cards, insurance and more through its network of over 600 financial partners. Since its founding, LendingTree has helped millions of customers obtain financing, save money, and improve their financial and credit health in their personal journeys. With a portfolio of innovative products and tools and personalized financial recommendations, LendingTree helps customers achieve everyday financial wins.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
investors@lendingtree.com

Media Contact:
press@lendingtree.com